Exhibit 99.1

THE NECESSITY RETAIL REIT ANNOUNCES RELEASE DATE

FOR FIRST QUARTER 2022 RESULTS

NEW YORK – April 14, 2022 - The Necessity Retail REIT, Inc. (Nasdaq: RTL/ RTLPP / RTLPO) (“RTL” or the “Company”) announced today it will release its financial results for the first quarter ended March 31, 2022 on Wednesday, May 4, 2022 after the close of trading on the Nasdaq.

The Company will host a conference call and audio webcast on Thursday, May 5, 2022, beginning at 11:00 a.m. ET, to discuss the first quarter results and provide commentary on business performance. The call will be conducted by RTL’s management team and a question and answer session with analysts and investors will follow the prepared remarks.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the RTL website, www.necessityretailreit.com, in the “Investor Relations” section. To listen to the live call, please go to the “Investor Relations” section of the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the RTL website.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-877-407-0792

International Dial-In: 1-201-689-8263

Conference Replay*

Domestic Dial-In (Toll Free): 1-844-512-2921

International Dial-In: 1-412-317-6671

Conference Number: 13728724

*Available from 2:00 p.m. ET on May 5, 2022 through August 5, 2022.

About The Necessity Retail REIT - Where America Shops

The Necessity Retail REIT (Nasdaq: RTL) is the preeminent publicly traded real estate investment trust (REIT) focused “Where America Shops”. RTL acquires and manages a diversified portfolio of primarily necessity-based retail single tenant and open-air shopping center properties in the U.S. Additional information about RTL can be found on its website at www.necessityretailreit.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of RTL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on RTL, RTL’s tenants and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those set forth in the Risk Factors section of RTL’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in RTL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and RTL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

ir@rtlreit.com

(866) 902-0063